Exhibit 3.81

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A FOREIGN CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY

COMPANY ACT

1.)      The jurisdiction where the Corporation first formed is Alabama.

2.)      The jurisdiction immediately prior to filing this Certificate is Alabama.

3.)      The date the Foreign Corporation first formed 03/06/1980.

4.)      The name of the Foreign Corporation immediately prior to filing this Certificate is Community Hospital of Andalusia, Inc.

5.)      The name of the Limited Liability Company as set forth in the Certificate of Formation is Community Hospital of Andalusia, LLC.

6.)      The Certificate of Conversion shall be effective on January 31, 2016 at 11:59 p.m.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of January , A.D. 2016.

By:	/s/ Kathy Teague
Authorized Person

Name:	Kathy Teague
Print or Type

CERTIFICATE OF FORMATION

OF

COMMUNITY HOSPITAL OF ANDALUSIA, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Community Hospital of Andalusia, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective on January 31, 2016 at 11:59 p.m.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 13th day of January, 2016.

/s/ Kathy Teague
Kathy Teague
Authorized Person